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                                                                 EXHIBIT 5.1

                              Equity Marketing, Inc.
                              6330 San Vicente Blvd.
                          Los Angeles, California 90048


                                 September 7, 2000



Ladies and Gentlemen:

             I am the General Counsel of Equity Marketing, Inc., a Delaware corporation (the "Company"). I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 750,000 shares of the Common Stock (the "Shares"), $.001 par value per share, of the Company, which are to be offered and sold by the Company pursuant to the Equity Marketing, Inc. 2000 Stock Option Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601 (b)
(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-8 (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

             In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

             Based upon the foregoing and such other examination of law and fact as I have deemed necessary, and in reliance thereon, I am of the opinion that, the Shares, when offered, sold and paid for pursuant to the terms and conditions of the Plan, will be duly authorized and validly issued, fully paid and non-assessable.

             I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                         /s/ Leland P. Smith

                                         Leland P. Smith